UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2002

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name or former address, if changed since last report: Not applicable

Item 5. Other Events

Series 2002-3. The registrant has filed with the Securities and Exchange Commission a prospectus dated November 12, 2002, and prospectus supplement dated November 22, 2002 with respect to the issuance of $400,000,000 aggregate principal amount of Floating Rate Class A(X) Master Trust Certificates, Series 2002-3 (the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The Bank of New York, as successor to Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee") and the Series Supplement for Series 2002-3 among SRFG as Seller, Sears as Servicer and the Trustee, dated June 13, 2002.

Item 7. Exhibits

1.

Placement Agency Agreement among Sears, SRFG, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the sale by SRFG, Inc. of its Class A(X) Master Trust Certificates, dated November 22, 2002.

99.	Notice of Issuance to the Trustee dated November 25, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Keith E. Trost Keith E. Trost Vice President, Treasurer and Assistant Secretary

Date: December 18, 2002

EXHIBIT INDEX

Exhibit No.
Description

1.

Placement Agency Agreement among Sears, SRFG, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the sale by SRFG, Inc. of its Class A(X) Master Trust Certificates, dated November 22, 2002.

99.	Notice of Issuance to the Trustee dated November 25, 2002.